EXHIBIT 99.1

TAG-IT PACIFIC, INC. ANNOUNCES ISSUANCE OF $12.5 MILLION CONVERTIBLE NOTE Thursday November 11, 4:13 pm ET

LOS ANGELES--(BUSINESS  WIRE)--Nov.  11, 2004--Tag-It Pacific, Inc. (AMEX: TAG -
NEWS), a full service outsourced trim management department for manufacturers of fashion apparel, today announced it has completed a $12.5 million convertible note financing. The notes pay 6% interest, are convertible at $3.65 per share and include a total of 171,233 five-year warrants, with an exercise price of $3.65. The notes, which are secured partially by the intangible asset of the Talon trademark, are redeemable by the Company after 12 months for cash at 115 percent of face value. The institutional investors who participated in this financing are all existing shareholders. Sanders Morris Harris Inc. acted as placement agent for the offering.

Proceeds of the transaction will be used to repay the existing UPS Credit Facility and for working capital purposes, which includes the continued roll-out of the Talon franchise model.

Colin Dyne, Chief Executive Officer of Tag-It Pacific, commented, "We are gratified with the confidence these institutional investors have shown in our growth strategy, and pleased with the favorable terms of this financing agreement, which includes a conversion price at a premium to the market and a future option enabling the Company to redeem the notes for cash. This transaction will provide the necessary working capital to execute our aggressive growth strategy for our three operating divisions."

About Tag-It Pacific, Inc. - Tag-It specializes in the distribution of a full range of trim items to manufacturers of fashion apparel, specialty retailers and mass merchandiser. Tag-It acts as a full service outsourced trim management department for manufacturers of fashion apparel such as Abercrombie & Fitch, Kentucky Apparel and Azteca Production International. Tag-it also serves as a specified supplier of trim items to specific brands, brand licensees and retailers, including Levi Strauss & Co., Abercrombie & Fitch, Express, The Limited, Miller's Outpost and Lerner, among others. In addition, Tag-It distributes zippers under its Talon brand name to manufacturers for apparel brands and retailers such as Levi Strauss & Co., Wal-Mart, JC Penny and Tropical Sportswear, among others. In 2002, Tag-It created a new division under the TekFit brand name. This division develops and sells apparel components that utilize the patented Pro-Fit technology, including a stretch waistband. These products are marketed to the same customers targeted by our Managed Trim Solution and Talon zipper divisions.

Forward Looking Statements:

With the exception of the historical information, this press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this press release include the benefits of our new TrimNet system, and the successful expansion of our zipper business, of our. Factors which could cause actual results to differ materially from these forward-looking statements include an unfavorable outcome in our litigation with Pro-Fit Holdings relating to our stretch waistbands, the unanticipated loss of one or more major customers, economic conditions, the availability and cost of financing, the risk of a softening of customer acceptance of the Company's products, risks of introduction by competitors of trim management systems with similar or better functionality than our Managed Trim Solution, pricing pressures and other competitive factors, potential fluctuations in quarterly operating results, our management of potential growth and the risks of expansion into new business areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.